UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
Amendment No. 1
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2024
 ____________________________________

WAFD, INC.
(Exact name of registrant as specified in its charter)
 ____________________________________

Washington	001-34654		91-1661606
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

425 Pike Street	Seattle	Washington	98101
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	WAFD	NASDAQ Stock Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 4.875% Fixed Rate Series A Non-Cumulative Perpetual Preferred Stock	WAFDP	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

WaFd, Inc. (f/k/a Washington Federal, Inc.), a Washington corporation (“WaFd”), is filing this Current Report on Form 8-K/A to amend its Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission on January 30, 2024. This amendment is filed pursuant to Instruction 2 of Item 5.02 of Form 8-K to report the committees of the WaFd board of directors to which each of Bradley M. Shuster and M. Max Yzaguirre (each, a “LBC Director Appointee”) will be appointed, as well as the applicable class of directors to which each LBC Director Appointee has been appointed.

The third paragraph of the Item 5.02 disclosure in the Form 8-K is hereby amended and replaced in its entirety as set forth below:

“Pursuant to the terms of the Merger Agreement and in accordance with WaFd’s Third Restated Articles of Incorporation, as amended, and WaFd Bank’s Amended and Restated Articles of Incorporation, as amended, effective as of the Effective Time and subject to the closing of the Merger, the WaFd Board and the WaFd Bank Board on February 13, 2024, appointed Bradley M. Shuster and M. Max Yzaguirre (the “LBC Director Appointees”), each of whom currently serve as directors of Luther Burbank and LB Savings, to serve on the WaFd Board. Pursuant to WaFd’s Second Amended and Restated Bylaws, each LBC Director Appointee will serve until the 2025 annual meeting of shareholders of WaFd, at which they will be included on the list of nominees presented to the shareholders by the WaFd Board to join, in the case of Mr. Yzaguirre, the director class that will be presented to the shareholders for reelection at the annual meeting of shareholders of WaFd in 2028 and, in the case of Mr. Shuster, the director class that will be presented to the shareholders for reelection at the annual meeting of shareholders of WaFd in 2026. In addition, WaFd will include Mr. Shuster on the list of nominees for director presented by the WaFd Board and for which the WaFd Board will solicit proxies at the 2026 annual meeting of shareholders of WaFd. Mr. Shuster has been appointed to serve on the risk management committee and the nominating and governance committee, and Mr. Yzaguirre has been appointed to serve on the audit committee and the compensation committee.”

The fourth paragraph of the Item 5.02 disclosure in the Form 8-K is hereby amended and replaced in its entirety as set forth below:

“Each of the LBC Director Appointees will receive the same compensation as currently paid to other WaFd Board and WaFd Bank Board members. A description of WaFd’s standard non-employee director compensation arrangement is contained under the heading “Director Compensation” in WaFd’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2023.”

Item 9.01	Financial Statements and Exhibits

(d)     The following exhibits are being filed herewith:

99.1	Joint Press Release of WaFd Inc. and Luther Burbank Corporation, dated January 30, 2024 (previously filed)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 20, 2024	WAFD, INC.

	By:	/s/ KELLI J. HOLZ
Kelli J. Holz
Executive Vice President and Chief Financial Officer

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